UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 5, 2006

DAG Media, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	000-25991	11-3474831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

192 Lexington Avenue, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

(212) 489-6800
(Registrant’s telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01 Changes in Registrant’s Certifying Accountant.

Goldstein Golub Kessler LLP audited the consolidated financial statements of DAG Media, Inc., a New York corporation (the “Company”), for each of the three years ended December 31, 2005. On July 5, 2006, Goldstein Golub Kessler LLP resigned as our independent registered public accounting firm. The audit committee of the Company did not participate in Goldstein Golub Kessler LLP’s decision to resign.

The audit reports of Goldstein Golub Kessler LLP on the consolidated financial statements of the Company as of and for the two fiscal years ended December 31, 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the two fiscal years ended December 31, 2005, and review of the subsequent interim period through March 31, 2006 and through the date of this report, there were no disagreements between us and Goldstein Golub Kessler LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Goldstein Golub Kessler LLP’s satisfaction, would have caused Goldstein Golub Kessler LLP to make reference in connection with its opinion to the subject matter of the disagreement.

A letter from Goldstein Golub Kessler LLP is attached as Exhibit 16.1 to this current report.

On July 5, 2006, the Company’s Audit Committee engaged Amper Politziner & Mattia, PC as its new independent registered public accounting firm effective July 11, 2006. Prior to appointment as its independent registered public accounting firm, the Company has not consulted Amper Politziner & Mattia, PC on any of the matters referenced in Regulation S-K Item 304(a)(2):

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
16.1	Letter from Goldstein Golub Kessler LLP, dated July 11, 2006 to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAG MEDIA, INC.

Dated: July 11, 2006	By: /s/ Assaf Ran
Name: Assaf Ran
Title: President and Chief Executive Officer